Candie's, Inc.
June 30, 1998
Page 2


                      [LETTERHEAD OF TENZER GREENBLATT LLP]
                                                                     Exhibit 5.0


                                                          June 30, 1998


Candie's, Inc.
1975 Westchester Avenue
Purchase, New York 10577


Gentlemen:

     You have requested our opinion with respect to the public offering and sale by Candie's Inc. (the "Company") pursuant to an Agreement and Plan of Merger dated April 6, 1998, as amended, by and between the Company and New Retail Concepts, Inc. ("NRC")(the "Merger Agreement") and Registration Statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Act"), of (i) up to 2,326,174 shares (the "Shares") of the Company's common stock, $.001 par value (the "Common Stock") to be issued to holders of NRC common stock in connection with the merger contemplated by the Merger Agreement (the "Merger") and (ii) up to 662,175 shares of Common Stock (the "Option Shares") which will be issuable upon exercise of options (the "Options") to be granted to the holders of options to purchase NRC common stock in connection with the Merger.

     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon certificates of executive officers and responsible employees and agents of the Company.

     Based upon the foregoing, it is our opinion that

     (i) the Shares have been duly and validly authorized and when issued as contemplated by the Merger Agreement and Registration Statement will be duly and validly issued and fully paid and nonassessable;

     (ii) the Option Shares have been duly and validly authorized and when sold, paid for and issued upon exercise of the Options in accordance with the terms of the Options, will be duly and validly issued and fully paid and nonassessable.

     We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and to the use of our name as counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.


                                               Very truly yours,

                                               /s/ Tenzer Greenblatt LLP

                                               TENZER GREENBLATT LLP